                                                                EXHIBIT 4(f)(40)


                   SECOND AMENDMENT TO INTERCREDITOR AGREEMENT


     This SECOND AMENDMENT TO INTERCREDITOR AGREEMENT dated as of June 10, 2002 ("Second Amendment") is entered into by and among (a) Comerica Bank ("Comerica"), acting in its capacity as agent (in such capacity, the "Agent") for and on behalf of the various financial institutions which are, or may from time to time hereafter become, parties to the Credit Agreement, (b) the undersigned Lenders (including Comerica in its individual capacity), and (c) Comerica, in its capacity as collateral agent hereunder (together with its successors and assigns, the "Collateral Agent"), and is acknowledged by Credit Acceptance Corporation, a Michigan corporation ("Company") as issuer of the Benefited Obligations.


                                    RECITALS

     A. Agent, Collateral Agent, each of the undersigned Lenders (or their predecessors), and certain Noteholders entered into that certain Intercreditor Agreement dated as of December 15, 1998 which was acknowledged by the Company as of such date and which was amended by the parties by First Amendment ("First Amendment") dated as of March 30, 2001 (as so amended, the "Intercreditor Agreement").

     B. Subsequent to the First Amendment, the Senior Debt (as defined in the Intercreditor Agreement) was paid and discharged in full by the Company.

     C. At the request of the Company, and in connection with certain amendments to be made to the Credit Agreement concurrently with this Second Amendment, the undersigned parties have agreed to amend the terms and conditions of the Intercreditor Agreement, but only as set forth herein.

     NOW, THEREFORE, the parties have entered into this Second Amendment to make further amendments to the Intercreditor Agreement, as follows:

     1. The following definitions contained in Section 1 of the Intercreditor Agreement are amended and restated in their entirety, as follows [CHANGES SHOWN IN BOLD ITALICS]:

        "Future Debt" means Debt, if any, incurred by the Company as "Future Debt" pursuant to the requirements and limitations applicable thereto under the Credit Agreement (without giving effect to any amendments to such requirements and limitations after the incurrence of any Future Debt, except to the extent approved by the Required Future Debt Holders) which is secured or to be secured by a Lien on the Collateral, as so designated by the Company in a writing delivered to and acknowledged by the Collateral Agent pursuant to Section 7(a) hereof, but shall not include any other Debt.

        "Future Debt Documents" means the promissory note(s), agreement(s) and other documents, instruments and certificates, if any, executed and delivered, subject to the terms of this Agreement, to evidence or secure or otherwise relating to Future Debt, as amended, restated or otherwise modified from time to time, and any replacement, refinancing or restructuring of any such promissory note, agreement or other document, instrument or certificate, provided that any successor Future Debt Holder, or any agent acting on behalf of all such successor Future Debt Holders, has executed an acknowledgement to this Agreement substantially in the form of Exhibit B-1.

        "Future Debt Holders" means each Person, if any, which is, at the date of determination, the holder of Future Debt.

        "Permitted Securitization" means any "Permitted Securitization" under the Credit Agreement and the Future Debt Documents.

        "Security Agreement" means that certain Second Amended and Restated Security Agreement executed and delivered by the Company and certain of its Subsidiaries, as debtors and Grantors, in favor of the Collateral Agent, for and, on behalf of the holders of the Benefited Obligations, as such agreement may be amended, restated or otherwise modified from time to time.

        "Security Documents" means this Agreement, the Security Agreement, and the Share Charge, and shall include any other agreements or instruments which provide security with respect to any Benefited Obligation which are executed and delivered after the date hereof.

        "Share Charge" means each share charge, pledge, assignation or other document or instrument encumbering, for the benefit of the holders of the Benefited Obligations, the share capital, partnership interests or other equity or ownership interests of the Company or its Subsidiaries in a Subsidiary established under the laws of a jurisdiction other than the United States of America, or any state, territory or district thereof, whether such document or instrument is presently in effect or is executed and delivered after the date hereof, as each such document or instrument may be amended, restated or otherwise modified from time to time, and all such documents and instruments collectively.

        "Significant Domestic Subsidiary" means any "Significant Domestic Subsidiary" under the Credit Agreement or the Future Debt Documents.

     2. Section 7(b) of the Intercreditor Agreement is amended and restated, in its entirety, as follows [CHANGES SHOWN IN BOLD ITALICS]:

        "(b) Upon the acquisition or creation of any Subsidiary that constitutes a Significant Domestic Subsidiary or otherwise when required under the applicable terms of any Financing Agreement, (i) the Company shall execute, and cause such Subsidiary to execute, and deliver to the Collateral Agent and each Benefited Party the Security Documents to the extent required by the Credit Agreement and/or the applicable provisions of the Note Agreements or any Future Debt Documents and (ii) the Company shall cause such newly acquired or created Subsidiary (and any other Subsidiary required to deliver a stock pledge under the applicable terms of the Security Agreement, any Share Charge or any other

        Security Agreement or Financing Agreement) to execute and deliver to the Collateral Agent an acknowledgment substantially in the form of Exhibit B-2 attached to this Agreement, by which such Subsidiary agrees to be bound by the terms of this Agreement. Each such acknowledgment shall also be signed by the Company and the Collateral Agent."

     3. Sections 11(o) and 11(p) of the Intercreditor Agreement are hereby deleted in their entirety.

     4. Except to the extent otherwise defined herein, all capitalized terms used in this Amendment shall have their respective meanings as set forth in the Intercreditor Agreement.

     5. Agent, Collateral Agent, the Lenders, and Company hereby acknowledge that, subject to the terms hereof, the Intercreditor Agreement is and shall remain in full force and effect according to its terms.

     6. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                                      * * *

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

     IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered as of the date first above written.


                                         COMERICA BANK,
                                         as Agent and as Collateral Agent


                                         By: /s/ Caryn Dorfman
                                            ------------------------------------

                                         Its: Assistant Vice President
                                             -----------------------------------

         [SIGNATURE PAGE TO SECOND AMENDMENT TO INTERCREDITOR AGREEMENT]



                                        ACKNOWLEDGED BY:


                                        CREDIT ACCEPTANCE CORPORATION


                                        By: /s/ Douglas W. Busk
                                           -------------------------------------

                                        Its: Chief Financial Officer
                                            ------------------------------------


                                        Date: June 10, 2002



                                        AUTO FUNDING AMERICA OF NEVADA INC.
                                        CREDIT ACCEPTANCE CORPORATION
                                        LIFE INSURANCE COMPANY
                                        BUYERS VEHICLE PROTECTION PLAN, INC.
                                        CAC LEASING, INC.
                                        VEHICLE REMARKETING SERVICES, INC.
                                        CREDIT ACCEPTANCE CORPORATION OF
                                        NEVADA, INC.


                                        By: /s/ Douglas W. Busk
                                           -------------------------------------
                                        Name: Douglas W. Busk
                                             -----------------------------------
                                        Title: Chief Financial Officer
                                              ----------------------------------
                                        Address for Notices:
                                        c/o Credit Acceptance Corporation
                                        25505 W. 12 Mile Road, Suite 3000
                                        Southfield, Michigan 48034
                                        Fax No.: 248-827-8542
                                        Telephone No.: 248-353-2700
                                        Attention: Jim Murray






        [SIGNATURE PAGE TO SECOND AMENDMENT TO INTERCREDITOR AGREEMENT]

BANKS:


COMERICA BANK                            BANK OF AMERICA, N.A.


By: /s/ Caryn Dorfman
   --------------------------------
                                         By: /s/ Shelly K. Harper
Its: Assistant Vice President               ------------------------------------
    -------------------------------
                                         Its: Principal
                                             -----------------------------------

LASALLE BANK NATIONAL
ASSOCIATION
                                         NATIONAL CITY BANK OF
                                         MICHIGAN/ILLINOIS
By: /s/ Daniel Garces
    -------------------------------

Its: Assistant Vice President            By: /s/ Harve C. Light
    -------------------------------         ------------------------------------

                                         Its: Vice President
                                             -----------------------------------


HARRIS TRUST AND SAVINGS BANK


By: /s/ Michael Cameli
   --------------------------------

Its: Vice President
    -------------------------------


FIFTH THIRD BANK (EASTERN MICHIGAN)


By: /s/ Michael Dolson
   --------------------------------

Its: Vice President
    -------------------------------







         [SIGNATURE PAGE TO SECOND AMENDMENT TO INTERCREDITOR AGREEMENT]

                                                                EXHIBIT 4(f)(41)

                               SECOND AMENDMENT TO
                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT


     This Second Amendment dated as of June 10, 2002, by and between Credit Acceptance Corporation, a Michigan corporation (the "Company"), the Subsidiaries of the Company from time to time parties hereto (collectively, with the Company, and either or any of them, the "Debtors" and individually, each a "Debtor") and Comerica Bank, a Michigan banking corporation ("Comerica"), as agent (in such capacity, the "Collateral Agent") for the benefit of the "Lenders", the "Noteholders" and the "Future Debt Holders" (each as referred to in the Security Agreement, defined below).


                                    RECITALS:

     A. Pursuant to the Credit Agreement, the Senior Debt Documents and the Intercreditor Agreement (each as defined in the Security Agreement), Debtors executed and delivered to the Collateral Agent that certain Second Amended and Restated Security Agreement dated as of June 11, 2001.

     B. Debtors and the Collateral Agent entered into that certain First Amendment to Second Amended and Restated Security Agreement ("First Amendment") dated as of September 7, 2001, amending the Security Agreement referred to in Recital A on the terms set forth therein (such Security Agreement, as amended by the First Amendment, the "Security Agreement").

     C. Subsequent to the First Amendment, the Senior Debt (as defined in the Intercreditor Agreement) was paid and discharged in full by the Company.

     D. Debtors and the Collateral Agent, with the concurrence of the Banks (as defined in the Intercreditor Agreement), desire to amend the Security Agreement as set forth below.

     NOW THEREFORE, the parties agree as follows:

     1. Section 1.1 of the Security Agreement is amended, as follows:

     (a) The following new definitions are added to Section 1.1, and inserted in appropriate alphabetical order:

     "CAC South Dakota" means Credit Acceptance Corporation of South Dakota,
Inc.

     "CAC Reinsurance" means CAC Reinsurance Limited.

     "Program Agreements" shall mean the "Program Agreements" under each of the Credit Agreement and the applicable Future Debt Documents.

     "Program Contracts" shall mean the "Program Contracts" under each of the Credit Agreement and the applicable Future Debt Documents.

     "Program Participants" shall mean the "Program Participants" under each of the Credit Agreement and the applicable Future Debt Documents.

     "Program Transfers" shall mean the "Program Transfers" under each of the Credit Agreement and the applicable Future Debt Documents.

     "Stapled Stock Restructuring" shall mean the "Stapled Stock Restructuring" under each of the Credit Agreement and the applicable Future Debt Documents.

     "T & C Subsidiary" shall mean the "T & C Subsidiary" under each of the Credit Agreement and the applicable Future Debt Documents.

     (b) The following definitions are amended and restated in their entirety, as follows:

     "Significant Domestic Subsidiary" has the meaning specified in the Intercreditor Agreement.

     2. Section 2.1 of the Security Agreement is hereby amended, as follows [CHANGES ARE SHOWN IN ITALICS]:

     (a) Section 2.1(d) is amended and restated in its entirety as follows:

     "(d) All General Intangibles, including without limitation all Program Agreements (but excluding any Program Contracts), it being understood that the security interest in Program Agreements granted hereby shall be subject to the rights of Program Participants under the Program Agreements;"

     (b) The second proviso at the end of Section 2.1 (establishing certain exclusions from "Collateral") is amended to add a new clause (iii) (following the words "as the case may be", but preceding the period), as follows:

     "or (iii) Program Contracts and any investments, advances or similar rights relating to funds provided by a Debtor, directly or indirectly, to Dealers in connection with the origination of Program Contracts or Program Transfers, to the extent not prohibited under the Financing Agreements."

     3. Upon the consummation of the Stapled Stock Restructuring in accordance with the applicable Financing Agreements, the First Amendment and each of the changes contained therein shall be rescinded and set aside so that such amendments shall have no further force and effect, provided, however, that the Security Agreement, as amended by this Second Amendment, shall otherwise remain in full force and effect according to its terms. The Collateral Agent agrees, promptly following consummation of the Stapled Stock Restructuring in accordance with the applicable Financing Agreements, to provide written confirmation thereof to Debtors, accompanied by such releases, discharges, termination statements (and, if applicable, the return of any share certificates and stock powers) and other documents or instruments as reasonably required to release any Collateral added to the Security Agreement by the First Amendment.

     4. Upon Collateral Agent's delivery of the confirmation and other materials referred to in paragraph 3 of this Second Amendment:

     (a) Schedule A to the Security Agreement shall be amended to add CAC South Dakota and the information pertaining thereto, as shown on Attachment 1 hereto, and Schedule B to the Security Agreement shall be amended to add a reference to CAC South Dakota and the information pertaining thereto, as shown on Attachment 1 hereto;

     (b) the replacement Schedule D (Pledged Shares) to the Security Agreement set forth on Attachment 2 hereto, adding CAC South Dakota and the T&C Subsidiary and deleting CAC Canada, shall replace in its entirety the existing Schedule D (Pledged Shares) to the Security Agreement, and Schedule E to the Security Agreement shall be amended to add a reference to CAC South Dakota and under such reference, the word "none";

     (c) CAC South Dakota shall be considered, and deemed to be, for all purposes of the Security Agreement, a Debtor under the Security Agreement as fully as though CAC South Dakota had executed and delivered the Security Agreement at the time originally executed and delivered by the existing Debtors, and hereby ratifies and confirms (as of date of the delivery by Collateral Agent of the confirmation referred to above) its obligations under the Security Agreement, all in accordance with the terms hereof; and

     (d) CAC Reinsurance shall be considered, and deemed to be, solely for purposes of the stock pledge over all of its shares of stock in the T&C Subsidiary and CAC South Dakota, granted under Section 2.1(i) and (l) of the Security Agreement a Debtor under the Security Agreement as fully as though CAC Reinsurance had executed and delivered the Security Agreement at the time originally executed and delivered by the existing Debtors, and hereby ratifies and confirms (as of the date of delivery by the Collateral Agent of the confirmation referred to above), its obligations under the Security Agreement (to the extent relating thereto), all in accordance with the terms hereof.

Notwithstanding the foregoing, (x) unless and until the Collateral Agent delivers the confirmation and other materials referred to in paragraph 3 of this Second Amendment, CAC South Dakota and CAC Reinsurance shall have no obligations under the Security Agreement; and (y) the stock pledges over the shares of stock of the T&C Subsidiary shall be subject to any pledge under local law executed and delivered by CAC Reinsurance and the Company, if so executed and delivered.

     5. Except as expressly modified hereby, all the terms and conditions of the Security Agreement shall remain in full force and effect. Except as expressly set forth herein, nothing in this Amendment shall constitute a waiver of any term or condition of the Security Agreement or any of the rights and remedies provided to the Secured Party thereunder or as otherwise provided by law.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first written above.

                                    DEBTORS:

                                    CREDIT ACCEPTANCE CORPORATION


                                    By: /s/ Douglas W. Busk
                                        ----------------------------------------
                                    Name: Douglas W. Busk
                                          --------------------------------------
                                    Title: Chief Financial Officer
                                           -------------------------------------
                                    Address for Notices:
                                    Credit Acceptance Corporation
                                    25505 W. 12 Mile Road, Suite 3000
                                    Southfield, Michigan 48034
                                    Fax No.: 248-827-8542
                                    Telephone No.: 248-353-2700
                                    Attention: Jim Murray



                                    AUTO FUNDING AMERICA OF NEVADA INC.
                                    CREDIT ACCEPTANCE CORPORATION LIFE INSURANCE
                                    COMPANY
                                    BUYERS VEHICLE PROTECTION PLAN, INC. CAC
                                    LEASING, INC.
                                    VEHICLE REMARKETING SERVICES, INC.
                                    CREDIT ACCEPTANCE CORPORATION OF NEVADA,
                                    INC.
                                    CREDIT ACCEPTANCE CORPORATION OF SOUTH
                                    DAKOTA CAC REINSURANCE LIMITED


                                    By: /s/ Douglas W. Busk
                                        ----------------------------------------
                                    Name: Douglas W. Busk
                                          --------------------------------------
                                    Title: Chief Financial Officer
                                           -------------------------------------
                                    Address for Notices:
                                    c/o Credit Acceptance Corporation
                                    25505 W. 12 Mile Road, Suite 3000
                                    Southfield, Michigan 48034
                                    Fax No.: 248-827-8542
                                    Telephone No.: 248-353-2700
                                    Attention: Jim Murray

                                    COLLATERAL AGENT:


                                    COMERICA BANK as Collateral Agent


                                    By: /s/ Caryn Dorfman
                                       -----------------------------------------
                                    Name: Caryn Dorfman
                                         ---------------------------------------
                                    Title: Assistant Vice President
                                          --------------------------------------
                                    Address for Notices:
                                    Metropolitan Loans D
                                    One Detroit Center, 6th Floor
                                    500 Woodward Avenue
                                    Detroit, Michigan 48226
                                    Fax No.: 313/222-3503
                                    Telephone No.:313/222-6034
                                    Attention: Caryn Dorfman